UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019 (February 1, 2019)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, 11th Fl., New York, NY	10104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange. ☐

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Item 1.01.	Entry into a Material Definitive Agreement

In connection with the Transactions (as defined below in Item 2.01), Pandora Media, LLC (as successor to Pandora Media, Inc., as issuer (“Pandora”), and Sirius XM Holdings Inc. (“Sirius XM”), as guarantor, executed (i) a supplemental indenture, dated as of February 1, 2019 (the “2020 Notes Supplemental Indenture”), with Citibank, N.A., a national banking association, as trustee (the “Trustee”), to the Indenture, dated as of December 9, 2015 (as amended and supplemented prior thereto, the “2020 Notes Indenture”), between Pandora and the Trustee relating to Pandora’s 1.75% Convertible Senior Notes due 2020 (the “2020 Notes”) and (ii) a supplemental indenture, dated as of February 1, 2019 (the “2023 Notes Supplemental Indenture” and, together with the 2020 Notes Supplemental Indenture, the “Supplemental Indentures”), with the Trustee, to the Indenture, dated as of June 1, 2018 (as amended and supplemented prior thereto, the “2023 Notes Indenture” and, together with the 2020 Notes Indenture, the “Indentures”), between Pandora and the Trustee relating to Pandora’s 1.75% Convertible Senior Notes due 2023 (the “2023 Notes” and, together with the 2020 Notes, the “Pandora Convertible Notes”). As of the date hereof, approximately $152.1 million aggregate principal amount of 2020 Notes and approximately $192.9 million aggregate principal amount of 2023 Notes remain outstanding.

Pursuant to each Supplemental Indenture, and as a result of the Transactions, the conversion consideration for each $1,000 principal amount of each series of the Pandora Convertible Notes has been changed into the right to convert such principal amount of each series of the Pandora Convertible Notes into a corresponding number of shares of Sirius XM’s common stock, par value $0.001 per share (the “Sirius XM Common Stock”), that a holder of such number of shares of Pandora’s common stock equal to the applicable conversion rate immediately prior to the Transactions would have been entitled to receive upon consummation of the Transactions. Upon consummation of the Transactions, the conversion rate applicable to the 2020 Notes was 87.7032 shares of Sirius XM Common Stock per $1,000 principal amount of the 2020 Notes, and the conversion rate applicable to the 2023 Notes was 150.4466 shares of Sirius XM Common Stock per $1,000 principal amount of the 2023 Notes. In addition, pursuant to the Supplemental Indentures, Sirius XM has provided an unconditional guarantee of the payment and performance obligations of Pandora under each series of the Pandora Convertible Notes and the Indentures.

Each series of the Pandora Convertible Notes is convertible under certain circumstances into cash, Sirius XM Common Stock or a combination thereof, at Pandora’s election (such election, the “Settlement Method”). Pursuant to the 2020 Notes Supplemental Indenture, Pandora has irrevocably elected and determined that the Settlement Method to settle all conversion obligations from and after February 1, 2019 with respect to the 2020 Notes shall solely be cash.

The Indentures provide for customary events of default, which include nonpayment of principal or interest, breach of covenants, payment defaults or acceleration of other indebtedness and certain events of bankruptcy.

The foregoing is only a brief description of the Supplemental Indentures, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety

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by reference to the 2020 Notes Supplemental Indenture and the 2023 Notes Supplemental Indenture, which are filed hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 1, 2019, pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated September 23, 2018, by and among Sirius XM, Pandora, Billboard Holding Company, Inc., Billboard Acquisition Sub, Inc., White Oaks Acquisition Corp. and Sirius XM Radio Inc. (“Sirius XM Radio”), through a series of transactions Pandora became an indirect wholly owned subsidiary of Sirius XM (the “Transactions”).

As a result of the Transactions, each share of Pandora common stock, par value $0.0001 per share (“Pandora Common Stock”), outstanding immediately prior to the consummation of the Transactions, was converted into the right to receive 1.44 shares (the “Exchange Ratio”) of Sirius XM Common Stock.

Further, pursuant to the Transactions:

•	each option granted by Pandora under its stock incentive plans to purchase shares of Pandora Common Stock, whether vested or unvested, was assumed and converted into an option to purchase shares of Sirius XM Common Stock, with appropriate adjustments (based on the Exchange Ratio) to the exercise price and number of shares of Sirius XM Common Stock subject to such option, and has the same vesting schedule and exercise conditions as in effect as of immediately prior to the closing of the Transactions; provided that any Pandora stock option that had an exercise price per share that was equal to or greater than the value, at the closing of the Transactions, of Sirius XM Common Stock issued as merger consideration in exchange for each share of Pandora Common Stock, was cancelled without payment therefor;

•	each unvested restricted stock unit granted by Pandora under its stock incentive plans was assumed and converted into an unvested restricted stock unit of Sirius XM, with appropriate adjustments (based on the Exchange Ratio) to the number of shares of Sirius XM Common Stock to be received, and has the same vesting schedule and settlement date as in effect as of immediately prior to the closing of the Transactions; and

•	each unvested performance award granted by Pandora under its stock incentive plans was cancelled since the per share value of merger consideration at the closing of the Transactions as determined pursuant to the Merger Agreement was less than $20.00.

At the closing of the Transactions, Sirius XM assumed Pandora’s (i) 2014 Stock Incentive Plan of AdsWizz Inc., (ii) Pandora Media, Inc. 2011 Equity Incentive Plan, (iii) Pandora Media, Inc. 2004 Stock Plan and (iv) TheSavageBeast.com, Inc. 2000 Stock Incentive Plan (the “Pandora Stock Plans”). All shares available under the Pandora Stock Plans, which were previously approved by stockholders and not adopted in contemplation of the Transactions, became additional shares available for grant pursuant to the terms of the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “Sirius XM 2015 Plan”) (as adjusted, to the extent appropriate, to reflect the application of the Exchange Ratio). Subject to certain limitations set forth in the Sirius XM 2015 Plan, such shares may be used for awards under the Sirius XM 2015 Plan.

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The description of the Transactions and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Sirius XM with the Securities and Exchange Commission on September 24, 2018, and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 and, with respect to the consent solicitations described therein, Item 8.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders

The information in Item 8.01 of this Current Report on Form 8-K with respect to the consent solicitations described therein is incorporated by reference herein.

Item 8.01.	Other Events

Press Release

On February 1, 2019, Sirius XM issued a press release announcing the closing of the Transactions. The press release is attached hereto as Exhibit 99.1.

Consent Solicitation – Operativeness of Consent Supplemental Indentures

On February 1, 2019, Sirius XM paid the consent fees to consenting holders in connection with its previously announced consent solicitations with respect to certain proposed amendments to the indentures governing the Pandora Convertible Notes.  Upon payment of the applicable consent fees, the supplemental indentures entered into (each, a “Consent Supplemental Indenture”) reflecting such proposed amendments became operative. For additional information regarding the Consent Supplemental Indentures, see (i) our Current Report on Form 8-K dated January 28, 2019, in respect of the 2020 Notes Consent Supplemental Indenture and (ii) our Current Report on Form 8-K dated January 31, 2019, in respect of the 2023 Notes Consent Supplemental Indenture.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of Pandora as of December 31, 2017 and 2016, and for each of the two years in the period ended December 31, 2017, as well as the accompanying notes thereto and the related Report of Independent Registered Public Accounting Firm issued by Ernst & Young LLP, dated February 26, 2018, are filed hereto as Exhibit 99.2 and incorporated herein by reference.

The unaudited consolidated financial statements of Pandora as of and for the nine months ended September 30, 2018, as well as the accompanying notes thereto, are filed hereto as Exhibit 99.3 and incorporated herein by reference.

(b) Pro Forma Financial Information

The following unaudited pro forma combined condensed consolidated financial information giving effect to the Transactions is filed hereto as Exhibit 99.4:

•	unaudited pro forma condensed combined balance sheet as of September 30, 2018, giving effect to the Transactions as if they occurred on September 30, 2018;
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•	unaudited pro forma condensed combined consolidated statement of income for the nine months ended September 30, 2018, giving effect to the Transactions as if they occurred on January 1, 2017; and

•	unaudited pro forma condensed combined consolidated statement of income for the year ended December 31, 2017, giving effect to the Transactions as if they occurred on January 1, 2017.

(d) The following Exhibits are submitted herewith.

Exhibit No.	Description
4.1	2020 Notes Supplemental Indenture*
4.2	2023 Notes Supplemental Indenture*
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (with respect to the financial statements of Pandora Media, Inc.)*
99.1	Press Release dated February 1, 2019.*
99.2	Audited consolidated financial statements of Pandora as of and for the years ended December 31, 2017 and 2016 (incorporated by reference to the Form 10-K filed by Pandora with the SEC on February 26, 2018) (File No.: 001-35198).
99.3	Unaudited consolidated financial statements of Pandora as of and for the nine months ended September 30, 2018 (incorporated by reference to the Form 10-Q filed by Pandora with the SEC on November 5, 2018) (File No.: 001-35198).
99.4	Unaudited pro forma combined condensed balance sheet as of September 30, 2018, giving effect to the Transactions as if it occurred on September 30, 2018; unaudited pro forma combined condensed statement of income for the nine months ended September 30, 2018, giving effect to the Transactions as if they occurred on January 1, 2017; and unaudited pro forma combined condensed consolidated statement of income for the year ended December 31, 2017, giving effect to the Transactions as if they occurred on January 1, 2017.*

* Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

Date: February 1, 2019	By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly.
Executive Vice President, General Counsel and Secretary